EXHIBIT 1
SCHEDULE 13D JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Amendment No. 2 to Schedule 13D to which this joint filing agreement is attached, and any amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.
Date: November 12, 2009

GTCR FUND IX/A, L.P.

By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.

Name:	Dennis M. Myers, P.C.
Its:	Attorney-in-Fact

GTCR FUND IX/B, L.P.

By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.

Name:	Dennis M. Myers, P.C.
Its:	Attorney-in-Fact

GTCR CO-INVEST III, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.

Name:	Dennis M. Myers, P.C.
Its:	Attorney-in-Fact

GTCR PARTNERS IX, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Dennis M. Myers, P.C.

Name:	Dennis M. Myers, P.C.
Its:	Attorney-in-Fact

GTCR GOLDER RAUNER II, L.L.C.

By:	/s/ Dennis M. Myers, P.C.

Name:	Dennis M. Myers, P.C.
Its:	Attorney-in-Fact